EXHIBIT 32.2

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Tri-County Financial Group, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

3.	The Annual Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered by the Annual Report.

By:	/s/ Lana Eddy
Lana Eddy
Chief Financial Officer
(principal financial officer) March 5, 2026